EXHIBIT 10.1
                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into this 27th day of January, 1998, by and between MEGA HOLDING CORP., 278A New Dorp Lane, Staten Island, New York 10306 ("Mega"), and EAGLE WIRELESS INTERNATIONAL, INC., 910 Gemini Avenue, Houston, Texas 77058 (the "Company"). The Parties to this Agreement are hereinafter referred to as the "Parties" and a party to this Agreement as a "Party."

         WHEREAS, Mega provides business and financial consulting services (the "Services"); and

         WHEREAS, the Company is publicly held with its common stock ("Shares of Common Stock") trading under the symbol "EGLW" on the OTC Bulletin Board, and

         WHEREAS, the Company desires to retain Mega's Services; and

         WHEREAS, Mega is willing accept the Company as a client.

         NOW THEREFORE, in consideration of the premises and covenants set forth herein, it is hereby agreed:

         1.       ENGAGEMENT

                  The Company hereby engages Mega to provide the Company with Mega's business and financial consulting Services, including but not limited to, advising and consulting with the Company on strategic opportunities, mergers and acquisitions.

         2.       TERM

                  The Services to be rendered under this Agreement shall commence upon execution of this Agreement and shall continue for a period of three (3) years unless terminated earlier by mutual agreement. Upon termination neither Party shall have any continuing duty or obligation, whether financial or otherwise, to the other Party except that the obligations contained in paragraph 8 below shall survive the termination of this Agreement.

         3.       COMPENSATION AND EXPENSES

                  In consideration of the Services to be performed by Mega and any and all expenses incurred by Mega in rendering the Services, the Company will within five business days of execution of this Agreement, provide to Mega certificates representing five hundred thousand (500,000). At a later date and as appropriate the Company will provide to Mega certificates representing eight hundred thousand (800,000) non-redeemable warrants as further described in
Section 4.

         4.       WARRANTS

                  Each Warrant shall give the holder thereof the right to purchase one share of the Company's common stock. Each Warrant certificate will be legended to restrict transfer in the absence of a registration statement filed with the Securities and Exchange Commission ("Commission") or an exemption therefrom. It is understood, however, that Mega intends to transfer some of the Warrants on one occasion only to its officers, directors and/or consultants.

                  The Warrants shall be comprised of seven classes with the following exercise prices and exercise period:

                                         SHARES UNDERLYING        *EXERCISE           AVERAGE          **STOCK
          CLASS      EXERCISE PRICE          WARRANTS           PERIOD (YEARS)      STOCK PRICE      DAYS TRADED

   o        A            $ 1.50               150,000                 1               $ 4.00             61

   o        B            $ 2.00               150,000                 1               $ 5.50             61

   o        C            $ 3.00               200,000                 2               $ 7.50             61

   o        D            $ 5.00               200,000                 3               $10.00             31

   o        E            $ 7.00               200,000                 3               $12.00             31

   o        F             $ 9.00              200,000                 5               $14.00             31

   o        G            $11.00               200,000                 5               $16.00             31

-----------------
*        From date of effective registration of the underlying shares of Common
         Stock
** In order for warrants to be exercisable, average stock price must be achieved for consecutive days traded as noted above.
***      All warrants shall be cashless.
----------------
  o      Issued within 10 business days of the initiation of this Agreement.
  o Issued within 10 business days of the attainment of the conditions for exercise of the Class C Warrants (i.e. Average stock price of $7.50 for 62 consecutive trading days).


                  Each Warrant not exercised during the term of its exercise shall become void and all rights thereunder shall cease. The exercise price and the number of shares of Common Stock are subject to adjustment in the event of any split or reverse split of the Company's common stock.

                  The Company shall, as soon as practicable after the date of this Agreement, file a registration statement (the "Registration Statement") with the Commission relating to all the shares of Common Stock underlying the Warrants and shall use its best efforts to cause the Registration Statement to become effective on or before one hundred twenty (120) days after the date of this Agreement. In the event the Registration Statement is not so declared effective or does not include all the shares of Common Stock underlying the Warrants, a Warrantholder (which may be Mega or a distributee or transferee of Mega) shall have right to required by notice in writing that the Company register all or any part of the shares of Common Stock underlying the Warrants held by such Warrantholder (a "Demand Registration"); and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration).

         5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Mega, with each such representation and warranty being deemed to be material, that:

                     a. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

                     b. The Company has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder;

                     c. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and to the extent required, by the requisite number of shareholders;

                     d. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound; and

                     e. The Company shall at all times reserve and keep available a number of authorized shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants and will cause to be available a sufficient number of certificates therefor.

         6.       REPRESENTATIONS AND WARRANTIES OF MEGA

                  Mega represents and warrants to the Company each such representation and warranty being deemed to be material that:

                     a. Mega is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

                     b. Mega has all the requisite corporate power and authority to enter into this Agreement and to render the Services contemplated hereby;

                     c. The execution and delivery of this Agreement and the Services to be performed hereunder have been duly authorized by all necessary corporate action on the part of Mega; and

                     d. The performance by Mega of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any contractual obligation by which Mega may be bound.

         7.       DISCLAIMER BY MEGA

                  Mega makes no guarantees that its Services will result in (a) the acquisition of a business or interest in a business; (b) the enhancement of the Company's product line, manufacturing or the marketing of its products; or
(c) the investment or loan of money to the Company.

         8.       CONFIDENTIALITY

                  Until such time as the same may become publicly known, Mega will not reveal or disclose any confidential information to any person or entity, except in the performance of this Agreement, and upon termination of this Agreement, Mega shall return to the Company all materials and original documents provided to it by the Company. Mega will require Confidentiality Agreements from its own employees and from contractors Mega reasonably believes will come into contact with confidential material.

         9.       NOTICES

                  All notices hereunder shall be in writing and addressed to the Party at the address set forth herein, or at such other address as to which notice pursuant to this paragraph may be given, and may be given by personal delivery, by certified mail, express mail, national overnight courier, or by facsimile. Notices shall be deemed given upon the earlier of actual receipt or two (2) business days after being mailed or delivered to such courier service.

                  Notices shall be addressed to Mega at:
                           278A New Dorp Lane
                           Staten Island, New York 10306

                  Notices shall be addressed to the Company at:
                           910 Gemini Avenue
                           Houston, Texas 77058

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the Party giving such notice, and in connection therewith the Parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such Party receiving the notice to the extent necessary to give such notice.

         10.      SEVERABILITY

                  If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent held invalid, illegal or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision contained herein, and this Agreement shall be construed as if such provision had never been contained herein.

         11.      ARBITRATION

                  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration will be held in the city of the Party not requesting arbitration.
         12.      MISCELLANEOUS

                  a. GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of New York.

                  b. MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

                  c. TELEFAX COPIES: You and the Company agree that a telefax copy of this Agreement may be signed by each signatory Party at different places and at different times. All duly executed facsimile documents shall be considered original documents and shall constitute binding and enforceable instruments.

                  d. ENTIRE AGREEMENT: This Agreement constitutes the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. Any modifications of this Agreement must in writing and signed by both Parties.

                  E. CAPTIONS: The captions of this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have executed or caused the execution of this Agreement as of the date first above written above.


                                      MEGA HOLDING CORP.




                                      By:       // THOMAS ABATE //
                                         Thomas Abate, President




                                      EAGLE WIRELESS INTERNATIONAL, INC.




                                      By:   // H. DEAN CUBLEY //
                                         H. Dean Cubley, Chief Executive Officer